UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

VSE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3361 Enterprise Way Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

(954) 430-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On January 29, 2026, VSE Corporation (“VSE” or the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with VSE Mach HoldCo Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Rollover Purchaser”), VSE Mach Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Rollover Purchaser (“Cash Purchaser”), GenNx/PAG IntermediateCo Inc., a Delaware corporation (“PAG HoldCo”), and GenNx360 PAG Buyer, LLC, a Delaware limited liability company (“Seller”), pursuant to which VSE will acquire all of the capital stock of PAG HoldCo, which is the parent company of PAG Holding Corp. (d/b/a Precision Aviation Group) (“PAG”), a portfolio company of GenNx360 Capital Partners (such acquisition, the “PAG Acquisition”). Capitalized terms used but not defined in this Current Report on Form 8-K shall have the respective meanings ascribed to such terms in the Purchase Agreement.

Pursuant to the Purchase Agreement, VSE has agreed to acquire PAG HoldCo from the Seller for an up-front purchase price of $2.025 billion, subject to customary adjustments, consisting of $1.75 billion in cash (the “Cash Consideration”) and $275 million of newly issued Rollover Purchaser Shares (as defined below), and up to an additional $125 million in contingent payment payable in cash, shares of common stock, par value $0.05 per share, of VSE (the “VSE Common Stock”) or a combination thereof, at VSE’s sole discretion, to Seller if PAG HoldCo and its Subsidiaries achieve certain profitability targets in fiscal year 2026 (the “Earnout Payment”).

The Purchase Agreement contains customary representations, warranties, covenants and agreements. The Purchase Agreement includes a remedy of specific performance for VSE, Rollover Purchaser, Cash Purchaser and Seller. The Purchase Agreement also contains certain termination rights that may be exercised by the Purchaser and the Seller, including, among others, that either the Purchaser or the Seller may terminate the Purchase Agreement if the PAG Acquisition has not occurred on or prior to July 29, 2026; provided, that, such date may be extended by three months if all conditions have been met except for the Regulatory Approvals (as defined below). The completion of the PAG Acquisition is subject to the satisfaction or waiver of certain conditions, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Act and approvals under the foreign direct investment regulations of Australia and the United Kingdom (collectively, the “Regulatory Approvals”).

The Purchase Agreement has been included to provide VSE stockholders with information regarding its terms. It is not intended to provide any other factual information about VSE, PAG HoldCo, Seller, Rollover Purchaser, Cash Purchaser or their respective subsidiaries and affiliates. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts), and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. VSE’s stockholders and other investors should not rely on the representations, warranties, and covenants contained in the Purchase Agreement or any description thereof as characterizations of the actual state of facts or condition of VSE, PAG HoldCo, Seller, Rollover Purchaser, Cash Purchaser, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by VSE. The foregoing summary of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Redemption and Exchange Agreement

Pursuant to and in accordance with the terms of the Purchase Agreement, on the date of closing of the PAG Acquisition (the “PAG Acquisition Closing Date”), (i) Rollover Purchaser will issue shares of Class B Common Stock, par value $0.05 per share (“Rollover Purchaser Shares”), to Seller in exchange for issued and outstanding shares of PAG HoldCo held by Seller with an aggregate value equal to $275 million (such transaction, the “First Exchange”), (ii) Cash Purchaser will pay the Cash Consideration to Seller and, in exchange for the Cash Consideration, Seller will transfer to Cash Purchaser the remaining shares of PAG HoldCo held by Seller, and (iii) Rollover Purchaser will contribute the shares of PAG HoldCo acquired in the First Exchange to Cash Purchaser immediately following receipt by Rollover Purchaser.

In connection with the First Exchange and pursuant to the Purchase Agreement, VSE, Rollover Purchaser and Seller will enter into a redemption and exchange agreement (the “Exchange Agreement”), the form of which is attached as Exhibit G to the Purchase Agreement, pursuant to which, among other things and subject to certain restrictions, Seller will obtain the right to exchange Rollover Purchaser Shares for shares of VSE Common Stock on a one-for-one basis, subject to customary antidilution and change of control adjustments. The offer, issuance and sale of the Rollover Purchaser Shares, including the VSE Common Stock issuable upon exchange of such Rollover Purchaser Shares, in connection with the PAG Acquisition will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Registration Rights Agreement

In connection with the Purchase Agreement, concurrently with the closing of the PAG Acquisition, VSE and Seller will enter into a registration rights agreement (the “Registration Rights Agreement”), the form of which is attached as Exhibit F to the Purchase Agreement, pursuant to which, among other things and subject to certain restrictions, within 90 days following the closing of the PAG Acquisition, VSE will be required to register for resale VSE Common Stock issuable to Seller (i) upon the completion of the PAG Acquisition as contemplated by the Exchange Agreement, (ii) upon the payment of the Earnout Payment in shares of VSE Common Stock, if issued, and (iii) to conduct certain underwritten offerings upon the request of Seller. The Registration Rights Agreement also provides Seller with certain customary demand registration rights. VSE will be responsible for all customary expenses (except for certain selling expenses) and certain fees of counsel relating to such registrations and will indemnify Seller against (or make contributions in respect of) certain customary liabilities which may arise under the Securities Act. Any demand underwritten offering by Seller pursuant to the Registration Rights Agreement will be subject to and made in accordance with the requirements in the Lock-Up Agreements (as defined below).

The Registration Rights Agreement will terminate on the earlier of (i) the seven-year anniversary of the date of the Registration Rights Agreement and (ii) with respect to any Seller, on the date that such Seller no longer holds any Registrable Securities (as defined in the Registration Rights Agreement).

Lock-Up Agreements

In connection with the Purchase Agreement, concurrently with the closing of the PAG Acquisition, VSE and Seller will enter into (i) a lock-up agreement covering the shares to be issued to Seller pursuant to the Exchange Agreement (the “Closing Lock-Up Agreement”) and (ii) a lock-up agreement covering any shares to be issued to Seller pursuant to the Purchase Agreement as an Earnout Payment (the “Earnout Lock-Up Agreement” and, together with the Closing Lock-Up Agreement, the “Lock-Up Agreements”), forms of which are attached as Exhibit D and Exhibit E, respectively, to the Purchase Agreement.

The Closing Lock-Up Agreement provides that, subject to specified exceptions, Seller will not transfer the shares of VSE Common Stock subject to such agreement during the lock-up period, which will consist of the period from the PAG Acquisition Closing Date and ending on (i) with respect to 33.33% of such shares, the date that is six months after the PAG Acquisition Closing Date, (ii) with respect to next 33.33% of such shares, the date that is twelve months after the PAG Acquisition Closing Date and (iii) with respect to the final 33.34% of such shares, the date that is 18 months after the PAG Acquisition Closing Date.

The Earnout Lock-Up Agreement provides that, subject to specified exceptions, Seller will not transfer the shares of VSE Common Stock subject to such agreement during the lock-up period, which will consist of the period from the date shares of VSE Common Stock are issued as the Earnout Payment (such date, the “Earnout Payment Date”) and ending on (i) with respect to 50% of such shares, the date that is three months after the Earnout Payment Date and (ii) with respect to next 50% of such shares, the date that is six months after the Earnout Payment Date.

Financing Transactions

In connection with and pursuant to the Purchase Agreement, concurrently with the signing of the Purchase Agreement, VSE entered into a debt commitment letter (the “Debt Commitment Letter”) with one or more financial institutions (collectively, the “Commitment Parties”). Subject to the terms of the Debt Commitment Letter, the Commitment Parties have committed to provide new financing of up to $1.95 billion and backstop commitments for

VSE’s existing revolving credit facility and existing term loan A facility. The commitments under certain of the financing arrangements will be reduced on a dollar-for-dollar basis in the event VSE completes specified permanent financing transactions prior to the PAG Acquisition Closing Date. The funding of the financing transactions is contingent on the satisfaction of customary conditions.

Item 2.02	Results of Operations and Financial Condition.

Preliminary Fourth Quarter and Full Year 2025 Financial Results

Preliminary estimates of VSE’s operating metrics for the three months and fiscal year ended December 31, 2025 are presented below. VSE has not yet finalized its operating results for these periods, and the Company’s consolidated financial statements as of and for the three months and fiscal year ended December 31, 2025 are not expected to be available until the Company files its Annual Report on Form 10-K for fiscal year 2025.

VSE’s actual operating results remain subject to the completion of VSE’s year-end closing process, which includes review by management and the Company’s audit committee. While carrying out such procedures, VSE may identify items that would require the Company to make adjustments to the preliminary estimates of its operating results set forth below. As a result, VSE’s actual operating results could be outside of the ranges set forth below and such differences could be material. Therefore, you should not place undue reliance on these preliminary estimates of VSE’s operating results. See “Cautionary Note Regarding Forward-Looking Statements” below.

The preliminary estimates of VSE’s financial results included below have been prepared by, and are the responsibility of, VSE’s management. VSE’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates of VSE’s operating results. Accordingly, Grant Thornton LLP expresses no opinion or any other form of assurance with respect thereto. The information presented herein should not be considered a substitute for the financial information VSE files with the SEC in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. VSE has no intention or obligation to update the preliminary estimates of VSE’s operating results set forth below prior to the release of VSE’s consolidated financial statements as of and for the fiscal year ended December 31, 2025.

•

VSE currently estimates consolidated revenue for the three months and fiscal year ended December 31, 2025 of approximately $290 million to $304 million and approximately $1,101 million to $1,115 million, respectively.

•

VSE currently estimates consolidated operating income for the three months and fiscal year ended December 31, 2025 of approximately $27 million to $34 million and approximately $84 million to $91 million, respectively.

•

VSE currently estimates consolidated Adjusted EBITDA for the three months and fiscal year ended December 31, 2025 of approximately $45 million to $53 million and approximately $176 million to $184 million, respectively.(1)

The Company expects to report a sequential quarterly improvement in free cash flow for the three months ended December 31, 2025, resulting in positive free cash flow for the fiscal year ended December 31, 2025.(1)

(1)

Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. For definitions of these non-GAAP measures and reconciliation of Adjusted EBITDA to the closing GAAP measure, see “Non-GAAP Financial Measures” below.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and this statement is included for purposes of such safe harbor provisions.

“Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent VSE’s expectations or beliefs, including, but not limited to, statements concerning VSE’s expectations regarding VSE’s operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

These statements speak only as of the date of this Current Report and VSE undertakes no ongoing obligation, other than that imposed by law, to update these statements. These statements relate to, among other things, VSE’s intent, belief or current expectations with respect to: VSE’s future financial condition, results of operations or prospects; VSE’s business and growth strategies; and VSE’s financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, certain of which are beyond VSE’s control, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation, risks related to:

•	the performance of the aviation aftermarket;

•	global economic and political conditions;

•	supply chain delays and disruptions;

•	competition from existing and new competitors;

•	losses related to investments in inventory and facilities;

•	interruptions in VSE’s operations;

•	challenges related to workforce management or any failure to attract or retain a skilled workforce;

•	VSE’s ability to consummate the PAG Acquisition within the time frame VSE expects, if at all;

•

VSE’s ability to realize the expected strategic benefits and cost synergies from the PAG Acquisition, after taking into account any business disruption, maintenance of customer, employee or supplier relationships, management distraction during the integration process or other factors beyond VSE’s control;

•	the accuracy of VSE’s assumptions relating to the PAG Acquisition;

•	the significant expenses that have been incurred and will be incurred in connection with the PAG Acquisition, whether or not the PAG Acquisition is completed;

•	VSE’s ability to finance the PAG Acquisition on acceptable terms, or at all;

•

VSE’s ability to consummate, successfully integrate, and achieve the strategic and other objectives, including any expected synergies, relating to recently completed acquisitions, including the acquisition of Aero 3, Inc.;

•	access to and the performance of third-party package delivery companies;

•	prolonged periods of inflation and VSE’s ability to mitigate the impact thereof;

•	future business conditions resulting in impairments;

•	VSE’s ability to successfully divest businesses and to transition facilities in connection therewith;

•	VSE’s work on large government programs;

•	health epidemics, pandemics and similar outbreaks;

•	compliance with government rules and regulations, including tariffs and environmental and pollution risk;

•	VSE’s ability to mitigate the impacts of increased costs related to tariffs;

•	litigation and legal actions arising from VSE’s operations;

•	technology and cybersecurity threats and incidents;

•	VSE’s outstanding indebtedness, including the expected increase in indebtedness upon completion of the PAG Acquisition;

•	market volatility in the debt and equity capital markets;

•	VSE’s ability to continue to pay dividends at current levels or at all;

•	VSE’s published financial guidance;

•	VSE’s preliminary financial estimates, which represent management’s current estimates and are subject to change;

•

restrictions and limitations that may stem from financing arrangements VSE enters into or assumes in the future, or from the redemptions and repurchases VSE may undertake if the PAG Acquisition is not consummated; and

•

the other factors identified in VSE’s reports filed or expected to be filed with the SEC, including VSE’s Annual Report on Form 10-K for the year ended December 31, 2024 and VSE’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025.

You are advised, however, to consult any further disclosures VSE makes on related subjects in VSE’s periodic reports on Forms 10-K, 10-Q or 8-K filed with or furnished to the SEC.

Non-GAAP Financial Measures

In this Current Report, in addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), VSE presents “Adjusted EBITDA” and “Free Cash Flow.” VSE considers Adjusted EBITDA and Free Cash Flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate VSE’s business’ ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Estimated Adjusted EBITDA for the three months and fiscal year ended December 31, 2025 represents estimated operating income before depreciation and amortization expenses and excluding other non-recurring adjustments. Free Cash Flow represents operating cash flow less capital expenditures.

VSE believes that presenting non-GAAP financial measures aids in making period-to-period comparisons and is a meaningful indication of VSE’s actual and estimated operating performance. VSE’s management utilizes and plans to utilize this non-GAAP financial information to compare VSE’s operating performance to comparable periods and to internally prepared projections. VSE’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies, which could reduce the usefulness of VSE’s non-GAAP financial measures for comparison.

Additionally, Adjusted EBITDA and Free Cash Flow are presented as forward-looking non-GAAP financial measures based solely on information available to VSE as of the date of this current report and may differ materially from VSE’s actual operating results as a result of developments that occur after the date of this current report. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense, income amounts or anticipated synergies recognized in a given period. VSE is unable to present a quantitative reconciliation of forward-looking Adjusted EBITDA to net income in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K because certain information regarding the Company’s provision for income taxes is not available, and management cannot reliably predict all of the necessary components of net income at this time without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s future financial results. VSE has provided the reconciliations below based on the information that is currently available to the Company.

Reconciliation of Estimated Operating Income to Estimated Adjusted EBITDA

	Three Months Ended December 31, 2025				Twelve Months Ended December 31, 2025

(in millions)	Low		High		Low		High

Estimated Operating income		$27		$34		$84		$91
Depreciation and amortization		10		11		39		40
Other non-recurring adjustments(1)		8		9		53		54

Estimated Adjusted EBITDA	~ $	45	~ $	53	~ $	176	~ $	184

Note: Numbers may not sum due to rounding

(1)	Adjustments for discrete items, including stock-based compensation, acquisition, integration and restructuring costs, and other non-recurring expenses.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above regarding the Financing Transactions is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On January 29, 2026, the Company issued a press release announcing that it had signed the Purchase Agreement to acquire PAG. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1*†	Stock Purchase Agreement, dated January 29, 2026, by and among VSE Corporation, VSE Mach HoldCo Acquisition Corp., VSE Mach Acquisition Corp., GenNx/PAG IntermediateCo Inc., and GenNx360 PAG Buyer, LLC

99.1	Press release dated January 29, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

†

Certain information has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted information to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: January 29, 2026	By:	/s/ Adam R. Cohn
Adam R. Cohn
Chief Financial Officer (Principal Financial Officer)